       1                                   EXHIBIT 10(z)

                         AMENDMENT
                              TO
                  DEFERRED COMPENSATION PLAN
                  FOR NON-EMPLOYEE DIRECTORS
            OF THE BANK OF NEW YORK COMPANY, INC.


          WHEREAS, the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the
  "Directors' Deferred Compensation Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc. (the "Company"), effective as of December 1, 1993; and
          WHEREAS, Section 7(a) of the Directors' Deferred Compensation Plan provides that the Board of Directors of the Company may amend the Plan at any time; and
          WHEREAS, the Board of Directors of the Company desires to adopt an amendment to the Directors' Deferred Compensation Plan;
          NOW, THEREFORE, the Directors' Deferred
  Compensation Plan is hereby amended, effective as of November 8, 1994, by amending Section 5(g) of the Plan to read as follows:
          (g) A "Change of Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the
       "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substan-tially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Com-pany's then outstanding securities ("Voting
       Securities"); or (B) during any period of not more than two years, individuals who constitute the Board of

  Directors of the Company as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.